AMENDMENT NO. 3
                                       TO
                                CREDIT AGREEMENT

         AMENDMENT NO. 3 TO CREDIT AGREEMENT ("Amendment") dated as of October 30, 1998, among FINISHMASTER, INC., an Indiana corporation (the "Borrower"), the institutions listed on the signature pages hereof as Lenders (the "Lenders"), and NBD BANK, N.A. in its capacity as contractual representative for itself and the other Lenders (the "Agent") under that certain Credit Agreement dated as of November 19, 1997 by and among the Borrower, the Lenders and the Agent, as amended by Amendment No. 1 thereto dated as of December 10, 1997 and Amendment No. 2 thereto dated as of March 27, 1998 (as amended, the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

         WHEREAS, the Borrower, the Lenders and the Agent have entered the Credit Agreement; and

         WHEREAS, Borrower, the Lenders and the Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent agree as follows:

         1. Amendment to the Credit Agreement. Effective as of the date first above written and subject to the execution of this Amendment by the parties hereto and the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

         1.1. Section 1.1 of the Credit Agreement is amended by deleting from the definition of "Borrowing Base" the phrase "(iv) at all times between December 1, 1998 and April 30, 1999," and substituting therefor the following:

         "(iv) at all times between November 3, 1998 and April 30, 1999,".

         2. Conditions Precedent. This Amendment shall become effective as of the date above written, if, and only if, the Agent has received duly executed originals of this Amendment from the Borrower, the Required Lenders and the Agent.

         3. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

         (a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

         (b) Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all representations and warranties made in the Credit Agreement, and to the extent the same are not amended hereby, agrees that all such representations and warranties shall be deemed to have been remade as of the date of delivery of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

         4. Reference to and Effect on the Credit Agreement.

         (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) The Credit Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

         (c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

         5. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Indiana.

         6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         7. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.


                                 FINISHMASTER, INC., as Borrower

                                 By: /s/ Robert Millard
                                    --------------------------------
                                    Name:  Robert Millard
                                    Title:  Senior Vice President and
                                            Chief Financial Officer


                                 NBD BANK, N.A., as Agent

                                 By:/s/ Scott C. Morrison
                                    --------------------------------
                                    Name:  Scott C. Morrison
                                    Title:  Vice President


                        LENDERS:

                                 NBD BANK, N.A.

                                 By: /s/ Scott C. Morrison
                                    --------------------------------
                                    Name:  Scott C. Morrison
                                    Title:  Vice President


                                 BANK OF AMERICA NATIONAL TRUST
                                 AND SAVINGS ASSOCIATION

                                 By: /s/ Michael Healy
                                    --------------------------------
                                    Name:  Michael Healy
                                    Title:  Vice President


                                 HARRIS TRUST AND SAVINGS BANK

                                 By: /s/ Peter Krawchuk
                                    --------------------------------
                                    Name:  Peter Krawchuk
                                    Title:  Vice President






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                                 KEYBANK NATIONAL ASSOCIATION

                                 By: /s/ Frank Jancar
                                    --------------------------------
                                    Name:  Frank Jancar
                                    Title:  Vice President


                                 LASALLE NATIONAL BANK

                                 By: /s/ Gary Jacobson
                                    --------------------------------
                                    Name:  Gary Jacobson
                                    Title: SVP


                                 THE NORTHERN TRUST COMPANY

                                 By: /s/ Candelario Martinez
                                    --------------------------------
                                    Name:  Candelario Martinez
                                    Title: Vice President


                                 PNC BANK, OHIO

                                 By: /s/ David F. Knuth
                                    --------------------------------
                                    Name: David F. Knuth
                                    Title:  Vice President